UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

READY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	90-0729143 (IRS Employer Identification No.)

1251 Avenue of the Americas, 50th Floor New York, NY (Address of principal executive offices)	10020 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each class is to be registered
9.00% Senior Notes due 2029	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-263756

Securities registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 9.00% Senior Notes due 2029 (the “Notes”) of Ready Capital Corporation (the “Company”) is set forth under the heading “Description of Debt Securities” in the Prospectus dated March 21, 2022, included in the Company’s Registration Statement on Form S-3 (Registration No. 333-263756), which became effective on March 22, 2022, as supplemented by the description set forth under the heading “Description of the Notes” in the Company’s Prospectus Supplement, dated December 3, 2024, filed with the Securities and Exchange Commission on December 5, 2024 under Rule 424(b)(3) under the Securities Act of 1933, as amended. Such description, as so supplemented, is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the SEC.

Exhibit No.	Description
4.1	Indenture, dated as of August 9, 2017, by and between Sutherland Asset Management Corporation (now known as Ready Capital Corporation) and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on August 9, 2017).
4.2	Third Supplemental Indenture, dated as of February 26, 2019, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.7 to the Company’s Annual Report on Form 10-K filed on March 13, 2019).
4.3	Ninth Supplemental Indenture, dated as of December 10, 2024, by and between Ready Capital Corporation and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on December 10, 2024).
4.4	Form of the Notes (included in Exhibit 4.3).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

READY CAPITAL CORPORATION

Date: December 10, 2024	By:	/s/ Andrew Ahlborn
	Name:	Andrew Ahlborn
	Title:	Chief Financial Officer